SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 13, 2015 (January 9, 2015)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 9, 2015, WHC823, LLC, a wholly owned subsidiary of the registrant, entered into a purchase and sale agreement to sell the Red Lion Hotel Bellevue, located in Bellevue, Washington to Wig Properties LLC – Bell (the “Purchaser”), an affiliate of Wig Properties LLC. The purchase price is $35.4 million in cash. In connection with the sale, the Purchaser will enter into a multi-year management agreement with Red Lion Hotels Management, Inc. (“RLHM”) under which RLHM will operate the hotel under the Red Lion® brand. The transaction is subject to standard conditions of closing. The registrant anticipates the sale will close in early February 2015.

Under the terms of the registrant’s outstanding credit facility with Wells Fargo Bank, National Association, upon the closing of the sale of the hotel, the registrant will be obligated to use a portion of the sale proceeds to make an additional principal payment on any remaining outstanding principal balance under the credit facility.

A copy of the January 12, 2015 press release announcing the proposed sale of the hotel is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated January 12, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: January 13, 2015	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary